Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-52280 and No. 333-88240 on Form S-8 of our reports dated March 7, 2011, relating to the consolidated financial statements and financial statement schedule of PRIMEDIA Inc. and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of PRIMEDIA Inc. for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

March 7, 2011